Exhibit 99.1

American Eagle Energy Announces Closing of Senior Secured Revolving Credit Facility and $175 Million of Senior Secured Notes

DENVER, CO—August 27, 2014—American Eagle Energy Corporation (NYSE MKT: AMZG) (“American Eagle” or the “Company”), announces today that the Company closed a senior secured revolving credit facility (“Credit Facility”) with an initial borrowing base of $60 million that provides for an initial commitment of $35 million that may be increased to the $60 million borrowing base following syndication. The borrowing base will be redetermined on a semi-annual basis. The Credit Facility interest rate ranges from LIBOR plus 175 bps to LIBOR plus 275 bps depending upon borrowing base utilization. The maturity date is August 27, 2019. As of closing, American Eagle has no outstanding indebtedness under the Credit Facility. SunTrust Robinson Humphrey, Inc. served as the sole lead arranger and bookrunner, and SunTrust Bank serves as the administrative agent.

Today the Company also closed its previously announced offering of $175 million aggregate principal amount of 11.000% senior secured notes due September 1, 2019 (the “Notes”) at an issue price of 99.059% of the aggregate principal amount of the Notes. American Eagle used a portion of the proceeds from the Notes to refinance its previous credit facility and to pay fees and expenses associated with the offering of the Notes and related to its previous credit facility. American Eagle plans to use the remaining proceeds from the Notes for general corporate purposes (including working capital). As of June 30, 2014, pro forma for the offering and sale of the Notes, payoff of the previous credit facility, and entry into the new Credit Facility, the Company had $67 million in cash and the undrawn Credit Facility.

The Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were offered and sold only to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States under Regulation S. This notice is being issued in accordance with Rule 135c under the Securities Act.

This press release is for informational purposes and does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the Notes were made only by means of a private offering circular.

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota, targeting the Bakken and Three Forks shale oil formations. The Company is based in Denver, CO. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s website at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance, are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

CORPORATE CONTACT:

Marty Beskow, CFA

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

720-330-8378

ir@amzgcorp.com

www.americaneagleenergy.com